UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 31, 2006

Trinity Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6903	75-0225040
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2525 Stemmons Freeway, Dallas, Texas		75207-2401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	214-631-4420

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Following the issuance of a "Presentment" issued by an investigating Grand Jury in Harrisburg, Pennsylvania, Trinity Industries, Inc. has been charged in an eleven (11) count Complaint with eight (8) misdemeanor and three (3) felony violations under Pennsylvania's Solid Waste Management Act, 35 P.S. Secs. 6018.401(a) and 6018.610 (1), (2), (4), (6), and (9). The allegations relate to the Company's former operations in Greenville, Pennsylvania. The alleged violations stem from the movement of soil on the property in 1994 as a part of an improvement project. The Company discontinued its Greenville operations in 2000. The Company is also aware that charges will be filed against a maintenance foreman who worked at Trinity's Greenville operations during the relevant time period. Charges in a complaint are not evidence or proof, but merely constitute allegations of criminal misconduct. The Company is disappointed with the actions of the Grand Jury and is confident that it has defenses to the charges alleged in the Complaint.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Industries, Inc.

March 31, 2006	By:	William A. McWhirter II

Name: William A. McWhirter II
Title: Vice President and Chief Financial Officer